Exhibit 10.2

D.R. HORTON, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

(Employee - Term Vesting)

                        , 200X

WHEREAS,                          (hereinafter called the “Participant”) is a key employee of D.R. Horton, Inc., a Delaware corporation (hereinafter called the “Company”);

WHEREAS, the grant of Options to the Participant effective                         , 200X (the “Date of Grant”), and the execution of a Stock Option Agreement in the form hereof has been duly authorized by a resolution of the Committee duly adopted on                     , 200X, and incorporated herein by reference; and

WHEREAS, the option granted hereby is intended to be a non-qualified stock option and shall not be treated as an “incentive stock option” within the meaning of that term under Section 422 of the Code.

NOW, THEREFORE, effective as of the Date of Grant, the Company hereby grants to the Participant a non-qualified option pursuant to the Company’s 2006 Stock Incentive Plan (the “Plan”) to purchase                      shares of Common Stock at the price of                          Dollars ($            ) per share (the “Option Price”), and agrees to either cause certificates for any shares purchased hereunder to be delivered to the Participant or to register the Shares in book entry form (as determined by the Administrator) upon payment of the aggregate Option Price in full, all subject, however, to the terms and conditions hereinafter set forth. Capitalized terms used in this Agreement that are not otherwise defined in this Agreement are used as defined in the Plan.

1.    (A)    This option (until terminated as hereinafter provided) shall become exercisable as follows:

Time Period After Date of Grant	Number of Shares for Which Option is Exercisable

Except as otherwise provided in paragraph 3, this option shall be exercisable only if the Participant shall have been in the continuous employ of the Company or any Subsidiary from the date hereof until this option is exercised. For the purposes of this paragraph, leaves of absence approved by the Board for illness, disability, military or governmental service, or other cause, shall be considered as employment. To the extent exercisable, this option may be exercised in whole or in part from time to time.

       (B)    Notwithstanding the provisions of subparagraph (A) of this paragraph 1, this option shall be exercisable to the extent of 100% of the shares hereinabove specified upon the occurrence of any Change in Control (as hereinafter defined) of the Company. For purposes of this Agreement, a “Change in Control” means the occurrence of any of the following events:

(i) A merger, consolidation or reorganization of the Company into or with another corporation or other legal person if the stockholders of the Company, immediately before such merger, consolidation or reorganization, do not, immediately following such merger, consolidation or reorganization, then own directly or indirectly, more than 50% of the combined voting power of the then-outstanding voting securities of the corporation or other legal person resulting from such merger, consolidation or reorganization in substantially the same proportion as their ownership of Voting Securities (as hereinafter defined) immediately prior to such merger, consolidation or reorganization;

(ii) The Company sells all or substantially all of its assets to another corporation or other legal person, or there is a complete liquidation or dissolution of the Company;

(iii) There is a report filed on Schedule 13D or Schedule 14D-l (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), disclosing that any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20% or more of the combined voting power of the then-outstanding voting securities of the Company (“Voting Securities”) (computed in accordance with the standards for the computation of total percentage ownership for the purposes of Schedule 13D or Schedule 14D-l or any successor schedule, form or report)); or

(iv) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has occurred or will occur in the future pursuant to any then-existing contract or transaction.

Notwithstanding the provisions set forth in (iii) or (iv) above, a “Change in Control” shall not be deemed to have occurred for purposes of this Agreement solely because (i) the Company, (ii) any Subsidiary, or (iii) any employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-l, Form 8-K or Schedule 14A (or any

successor schedule, form or report or item therein) under the Exchange Act disclosing beneficial ownership by it of Voting Securities, whether in excess of 20% or otherwise, or because the Company reports that a change in control of the Company has occurred or will occur in the future by reason of such beneficial ownership. For purposes of calculating beneficial ownership pursuant to this subparagraph (B), any Voting Securities held by Donald R. Horton as of the date hereof or received by Donald R. Horton in connection with any merger involving the Company and any affiliate of the Company shall not be included in the calculation of beneficial ownership.

(C) Notwithstanding the provisions of subparagraph (A) of this paragraph 1, this option shall be exercisable to the extent of 100% of the shares hereinabove specified at the time the Participant ceases to be an employee of the Company or any Subsidiary upon the occurrence of the events described in subparagraph (B) or (D) of paragraph 3.

2. The Option Price shall be payable (a) in cash or by check acceptable to the Company, (b) by transfer to the Company of Shares of previously owned Common Stock, (c) through an irrevocable commitment by a broker to pay over such amount from a sale of some or all of the Shares issuable under the Option, (d) by withholding of Shares otherwise deliverable upon exercise and only issuing the net number of Shares remaining after paying the Option Price, or (e) by any combination of the foregoing, as permitted by the Administrator. For purposes of (b) and (d) above, the Shares shall be valued at their then fair market value, as determined by the Administrator.

3. This option shall terminate on the earliest of the following dates:

(A) Three months after (i) delivery to the Participant by the Company or a Subsidiary of notice of termination of the Participant’s employment with the Company or a Subsidiary, other than for any matter that constitutes a violation of the standard of employee conduct set forth in the Company’s Employee Manual or any other employee code of conduct as in effect on the date of such termination, or (ii) delivery to the Company by the Participant of notice of the voluntary termination by the Participant of the Participant’s employment with the Company or a Subsidiary;

(B) One year after the Participant ceases to be an employee of the Company or a Subsidiary by reason of retirement under a retirement plan of the Company or a Subsidiary, which retirement is at or after normal retirement age provided for in such retirement plan;

(C) Immediately upon the delivery to the Participant by the Company or a Subsidiary of notice of termination of the Participant’s employment with the Company or a Subsidiary for any matter that constitutes a violation of the standard of employee conduct set forth in the Company’s Employee Manual or any other Employee code of conduct as in effect on the date of such termination;

(D) Two years after the death or permanent disability of the Participant if the Participant dies or becomes permanently disabled while an employee of the Company or a Subsidiary; and

(E) Ten years from the date on which this option was granted.

Nothing contained in this option shall limit whatever right the Company or a Subsidiary might otherwise have to terminate the employment of the Participant. Except as otherwise provided in subparagraph (C) of paragraph 1, after the termination of the Participant’s employment this option shall be exercisable for the same number of shares for which it was exercisable prior to such termination. In the event that the Participant’s employment terminates on the same date that a Change in Control of the Company occurs, the Change in Control will be deemed to have occurred prior to the termination of the Participant’s employment.

4. This option is not transferable or exercisable except as provided in Paragraph 14 of the Plan.

5. If the Company shall be required to withhold any federal, state, local or foreign tax in connection with the exercise of this option, it shall be a condition to such exercise that the Participant payor make provision satisfactory to the Company for payment of all such taxes. To the extent approved by the Administrator, the Participant may satisfy his tax withholding obligations through any of the methods permitted for paying the Option Price, as set forth in Section 2 above.

6. Upon each exercise of this option, the Company as promptly as practicable shall either mail or deliver to the Participant a stock certificate or certificates representing the shares then purchased or shall register the Shares in book entry form (as determined by the Administrator), and shall pay all stamp taxes payable in connection therewith. The issuance of such shares and delivery or book entry registration of the certificate or certificates therefor shall, however, be subject to any delay necessary to complete (a) the listing of such shares on any stock exchange upon which shares of the same class are then listed, (b) such registration or qualification of such shares under any state or federal law, rule or regulation as the Company may determine to be necessary or advisable, and (c) the making of provision for the payment or withholding of any taxes required to be withheld pursuant to any applicable law, in respect of the exercise of this option or the receipt of such shares.

7. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received a copy of the Plan. This option is subject to the Plan. The terms and provisions of the Plan, as it may be amended from time to time in accordance with its respective terms, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

8. Any question concerning the interpretation of this option or the Plan, any adjustments required to be made under the Plan, and any controversy that may arise under the Plan or this option shall be determined by the Administrator (including any person(s) to whom the Administrator has delegated its authority) in its sole and absolute discretion. Such decision by the Administrator shall be final and binding.

9. Neither the Plan nor the award of this option shall be construed as giving the Participant the right to be retained in the employ of, or in any consulting relationship to, the Company. Further, the Company may at any time dismiss the Participant or discontinue any consulting relationship, free from any liability or any claim under the Plan or this option, except as otherwise expressly provided herein.

EXECUTED at Fort Worth, Texas as of the date first above written.

D.R. HORTON, INC.

By:
Donald R. Horton, Chairman of the Board

The undersigned Participant hereby acknowledges receipt of an executed original of this Non-Qualified Stock Option Agreement and accepts the stock option granted thereunder.

Participant

Printed Name:

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